UNITED STATES

                   SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C 20549

                              FORM 8-K



Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     October 31, 1995

Commission file Number     0-15435

                      First Entertainment, Inc.
          (Exact name of registrant as specified in its charter.)

           Colorado                     84-0974303
(State or other jurisdiction of      (I.R.S. Employer
incorporated or organization)        Identification No.)

1380 Lawrence Street, Suite 1400                     80204
(Address of principal executive offices            (Zip Code)

Registrant's telephone number, including area code:
(303) 592-1235



                             FORM 8-K

                          CURRENT REPORT
                  Pursuant to Section 13 or 15(d)
                   of the Securities Act of 1934

Item 1. Changes in Control of Registrant.
             Not Applicable

Item 2. Acquisition or Disposition of Assets.
             Not Applicable

Item 3. Bankruptcy or Receivership.
             Not Applicable

Item 4. Changes in Registrant's Certifying Accountant
             Not Applicable

Item 5. Other Events
First Entertainment, Inc. (the registrant) had entered into numerous agreements with Indian Motocycle Manufacturing Company, Inc.(IMMCI) and Indian Motor Company to become the exclusive licensing agent of the Indian Motorcycle trademark for all merchandise, as well as the rights to own operate or franchise the Indian Diner or Cafes. These agreements were entered into in March of 1995. Further agreements were entered into in July of 1995 reconfirming and immediately putting into effect previous licensing agreements. In addition, 5 additional licenses were granted to FEI from IMMCI in September of 1995.

On October 23, 1995 in a hearing before Bankruptcy Court Judge Henry Boroff, in Worcester, Massachusetts, Indian Motocycle Manufacturing Company Inc., (IMMCI, the Chapter 11 Debtor) was converted to a Chapter 7 bankruptcy and all of its assets, including the trademark assets, were transfered to the property of the Chapter 7 estate. The effect of this decision was to put into question the Registrants previous licensing agreements.


The Chapter 7 trustee, now in control of the trademark assets has entered into a contract of sale of the Chapter 7 estate with MBL, Investments, Inc. This sale is awaiting approval of the Court pursuant to Section 363 of the Bankruptcy Act.

MBL Investment, Inc. has reached an agreement with the Registrant that if MBL is successful in the purchase of the Trademark Assets from the Bankruptcy Trustee, MBL will convey the licensing rights to the Registrant,previously entered into with IMMCI and IMC.

Item 6. Resignation of Registant's Directors.
           Not Applicable

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
           Not Applicable

Item 8. Change in Fiscal Year.
           Not Applicable


                            SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly autorized.




                           FIRST ENTERTAINMENT, INC.





                           By:______________________
                              A.B. Goldberg
                              President



Dated: October 31, 1995